FOR IMMEDIATE RELEASE

AFLAC INCORPORATED SEES MIXED THIRD QUARTER SALES RESULTS,
RAISES 2004 EARNINGS TARGET TO 17% GROWTH

COLUMBUS, Georgia - September 29, 2003 - AFLAC Incorporated today announced that new annualized premium sales in the United States continued to be sluggish in the third quarter. Based on preliminary sales data, the company estimates that third-quarter new annualized premium sales at AFLAC U.S. will be little changed from the third quarter of 2002. The targeted rate of third-quarter sales growth for AFLAC U.S. was 6% to 13%.

New annualized premium sales in Japan remained extremely strong and significantly exceeded expectations in the third quarter. The company estimates that AFLAC Japan's new annualized premium sales in yen will increase by more than 15%, which is substantially better than the company's previous guidance of single-digit growth for third quarter sales.

The company also announced that it has split the job responsibilities of the AFLAC U.S. Director of Sales and Marketing into two separate job functions. Effective immediately, Bradley S. Jones assumes the position of Senior Vice President; Director of Sales for AFLAC U.S. Prior to his promotion, Mr. Jones was Vice President of the Northeast Territory for AFLAC, a position he had held since 2000. Joseph P. Kuechenmeister retains the position of Senior Vice President; Director of Marketing. Commenting on the management change, Mr. Kuechenmeister said, "I am pleased to announce Brad's promotion to the newly created position of Director of Sales. Brad has been very successful and effective at every level of sales management during his lengthy career with AFLAC. There is no doubt that our sales force of more than 57,000 licensed associates will benefit from his sales leadership. The Northeast Territory has led AFLAC U.S. with sales growth of nearly 20% this year. We expect Brad to replicate his success throughout the United States. I look forward to working with him in his new capacity and believe Brad will be a significant contributor to our efforts at enhancing U.S. sales growth."

AFLAC Incorporated expects to report third quarter operating earnings of $.46 per diluted share. That represents a 15% increase over the third quarter of 2002, which is in line with the company's expectations for the quarter. The company is scheduled to report third quarter results after the market closes on October 22.

Chairman and Chief Executive Officer Daniel P. Amos stated: "I am obviously disappointed that AFLAC's U.S. sales growth remained weak and that we did not see the improvement in sales that our marketing territory directors had expected. As was the case in the second quarter, no new issues emerged that have caused us to rethink our approach to the market. Instead, we believe the sales management changes we implemented earlier in the year are simply taking more time than we initially anticipated to generate the desired results. Based on our third quarter sales results, I believe U.S. sales will likely be flat again in the fourth quarter, compared with the fourth quarter of 2002. However, we remain convinced that our efforts at expanding AFLAC's sales coordinator base to improve our recruiting and training will lead to better sales growth in the future. And with several states still producing strong sales growth, we continue to view the United States as a vast market that is well suited to our products.

"Balancing our disappointment with U.S. sales growth is the exceptionally strong sales growth we have produced in Japan, our largest market. Sales of a number of our products again did better than our expectations. In particular, our stand-alone medical product, EVER, continues to be well received by consumers and agents alike. We believe the aging of Japan's population and the financial strain on the national health care system will continue to strengthen the need for our products. The growing demand for our products is supported by the fact that AFLAC is now the largest life insurance company in Japan in terms of individual policies in force. We believe our undisputed financial strength, quality product line, extensive distribution, superior brand and unmatched operating efficiency will enable us to continue to lead our market sector and achieve our sales and financial targets in Japan.

"Most importantly," Amos continued, "we remain confident that we will achieve our target this year of increasing operating earnings per diluted share by 17%, excluding the impact of the yen. And based on the continued strength of our operations in Japan, where we derive approximately 75% of our earnings, we are raising our objective for 2004. We now believe we will increase operating earnings per diluted share before currency translation by 17% in 2004, compared with our previous target of a 15% increase. We have also retained our objective of 15% operating earnings per diluted share growth before currency translation in 2005."

AFLAC Incorporated (NYSE - AFL) is an international holding company. A Fortune 500® company, AFLAC insures more than 40 million people worldwide. It is a leading writer of insurance products marketed at the worksite in the United States, offering policies to employees at more than 271,200 payroll accounts. The company insures one out of four Japanese households and is the largest life insurer in Japan in terms of individual policies in force. In January 2003, AFLAC was the number one insurance company in Fortune magazine's list of "The 100 Best Companies to Work for" and was included in the overall listing for the fifth consecutive year. In March 2003, Fortune also included AFLAC in its annual listing of "America's Most Admired Companies." And in July 2003, Fortune named AFLAC to its list of "America's 50 Best Companies for Minorities." AFLAC's Internet address is aflac.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. We desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in oral discussions with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks, and uncertainties. In particular, statements containing words such as "expect," "anticipate," "believe," "goal," "objective," "may," "should," "estimate," "intends," "projects," or similar words as well as specific projections of future results, generally qualify as forward-looking. AFLAC undertakes no obligation to update such forward-looking statements.

We caution readers that the following factors, in addition to other factors mentioned from time to time in our reports filed with the SEC, could cause actual results to differ materially from those contemplated by the forward-looking statements: legislative and regulatory developments; assessments for insurance company insolvencies; competitive conditions in the United States and Japan; new product development; ability to attract and retain qualified sales associates; ability to repatriate profits from Japan; changes in U.S. and/or Japanese tax laws or accounting requirements; credit and other risks associated with AFLAC's investment activities; significant changes in interest rates; fluctuations in foreign currency rates; deviations in actual experience from pricing and reserving assumptions; level and outcome of litigation; downgrades in the company's credit rating; changes in rating agency policies or practices; subsidiary's ability to pay dividends to parent company, and general economic conditions in the United States and Japan.

Analyst and investor contact - Kenneth S. Janke Jr., (800) 235-2667 - option 3, FAX: (706) 324-6330, or
kjanke@aflac.com
Media contact - Laura Kane, (706) 596-3493, FAX: (706) 320-2288, or lkane@aflac.com